Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 27, 2026, by and among Prologium Holding Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Translational Development Acquisition Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“TDAC”), and the persons listed on Schedule A hereto (each, a “Company Shareholder” and collectively, the “Company Shareholders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Company, PLG Merger Sub 1, an exempted company with limited liability incorporated under the laws of Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub 1”), PLG Merger Sub 2, an exempted company with limited liability incorporated under the laws of Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub 2”), and TDAC, pursuant to which, among other things, (i) Merger Sub 1 will merge with and into TDAC, with TDAC surviving the First Merger as a wholly owned subsidiary of the Company (the “First Merger”), and (ii) TDAC will merge with and into Merger Sub 2, with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Mergers”).

WHEREAS, each Company Shareholder is, as of the date of this Agreement, the beneficial and sole legal owner of the number of Pre-Recapitalization Company Shares, set forth opposite such Company Shareholder’s name on Schedule A hereto (such Pre-Recapitalization Company Shares, together with any other Pre-Recapitalization Company Shares acquired by such Company Shareholder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”).

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and TDAC have requested that each of the Company Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I
Representations and Warranties of the Company Shareholders

Each Company Shareholder severally and not jointly hereby represents and warrants to the Company and TDAC during the period starting from the date hereof until the earlier of (1) the Closing and (2) the termination of the Merger Agreement in accordance with its terms (the “Exclusivity Period”) as follows:

1.1           Corporate Organization. Such Company Shareholder has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Such Company Shareholder if not an individual is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of such Company Shareholder to consummate the transactions contemplated hereby. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder.

1.2           Due Authorization. Such Company Shareholder has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of such Company Shareholder is necessary to authorize this Agreement or such Company Shareholder’s performance hereunder. This Agreement has been duly and validly executed and delivered by such Company Shareholder and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Company Shareholder.

1.3           Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of such Company Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Company Shareholder of this Agreement or the consummation by such Company Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

1.4           No-Conflict. The execution, delivery and performance by such Company Shareholder of this Agreement do not and will not (a) if such Company Shareholder is not an individual, contravene or conflict with or violate any provision of, or result in the breach of the organizational documents of such Company Shareholder, (b) contravene or conflict with or result in a violation of any provision of any law, Permit or Governmental Order binding upon or applicable to such Company Shareholder or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which such Company Shareholder is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of such Company Shareholder, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

1.5           Subject Shares. As of the date hereof, such Company Shareholder is the beneficial and sole legal owner of its Subject Shares, and all such Subject Shares are owned by such Company Shareholder free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Ancillary Agreements, the organizational documents of the Company, the agreements set forth on Schedule B (the “Investment Agreements”), any applicable securities laws or that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Shareholder to perform its obligations under this Agreement or the consummation of the Mergers. Such Company Shareholder does not legally own any Equity Securities of the Company other than the Subject Shares. Such Company Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by (i) this Agreement, (ii) the Ancillary Agreements, (iii) the organizational documents of the Company, (iv) the Investment Agreements, (v) any applicable securities laws or (vi) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Shareholder to perform its obligations under this Agreement or the consummation of the Mergers.

1.6           Acknowledgement. Such Company Shareholder understands and acknowledges that each of the Company and TDAC is entering into the Merger Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7           Absence of Litigation. With respect to such Company Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Company Shareholder, threatened against, such Company Shareholder or any of such Company Shareholder’s properties or assets (including such Company Shareholder’s Subject Shares) that could reasonably be expected to prevent, materially delay or materially impair the ability of such Company Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

1.8           Additional Representations and Warranties of Individual Company Shareholder. Each Company Shareholder who is an individual severally and not jointly hereby represents and warrants to the Company and TDAC that

(a)           such Company Shareholder is not a minor, and is of full age and sound mind.

(b)           such Company Shareholder (i) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated by the Merger Agreement and the Ancillary Agreements; and (ii) has been given a copy of the Merger Agreement and the Ancillary Agreements, is knowledgeable regarding the structure of the Mergers, including the basis and purpose of each of the Merger Agreement and the Ancillary Agreements to which he or she is a party and the transactions contemplated thereby and the roles of each of the respective parties thereto, and based on such information as the Company deems appropriate, made its own analysis and decision to enter this Agreement.

Article II
Representations and Warranties of TDAC

TDAC hereby represents and warrants to each Company Shareholder and the Company during the Exclusivity Period as follows:

2.1           Corporate Organization. TDAC is an exempted company with limited liability duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. TDAC is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of TDAC to consummate the transactions contemplated hereby.

2.2           Due Authorization. TDAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of TDAC and no other corporate or equivalent proceeding on the part of TDAC is necessary to authorize this Agreement or TDAC’s performance hereunder (except that the TDAC Shareholder Approval is a condition to the consummation of the Mergers). This Agreement has been duly and validly executed and delivered by TDAC and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of TDAC, enforceable against TDAC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

2.3           No-Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Sections 6.03 of the Merger Agreement and obtaining the TDAC Shareholder Approval, the execution, delivery and performance by TDAC of this Agreement and the consummation of the transactions by TDAC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the TDAC Governing Documents, (b) contravene or conflict with or result in a violation of any provision of any law, Permit or Governmental Order binding upon or applicable to TDAC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which TDAC is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of TDAC (including the Trust Account), except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by TDAC of its obligations under this Agreement.

Article III
Representations and Warranties of the Company

The Company hereby represents and warrants to each Company Shareholder and TDAC during the Exclusivity Period as follows:

3.1           Corporate Organization. The Company is an exempted company with limited liability duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.2           Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement, (subject to the consents, approvals, authorizations and other requirements described in Sections 5.02 and 5.03 of the Merger Agreement) to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and other than the consents, approvals, authorizations and other requirements described in Sections 5.02 or 5.03 of the Merger Agreement, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s performance hereunder (except that the Company Shareholder Approval is a condition to the consummation of the Mergers). This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

3.3           No-Conflict. Subject to the receipt of the consents, approvals, authorizations, and other requirements set forth in Section 5.03 of the Merger Agreement, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, or trigger shareholder rights that have not been duly waived under, the organizational documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any law, Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties or (c) result in the creation or imposition of any Lien on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Liens), except in the case of clauses (b) through (c) above as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Article IV
Agreement to Vote

Each Company Shareholder covenants and agrees during the Exclusivity Period:

4.1           Agreement to Vote. At any meeting of shareholders of the Company called to seek the Company Shareholder Approval, including any Extraordinary General Meeting of the Company, or at any adjournment thereof, or in connection with any written consent of shareholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to the Mergers, such Company Shareholder shall (i) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Company Shareholder Approval or, if there are insufficient votes in favor of granting the Company Shareholder Approval, in favor of the adjournment of such meeting of shareholders of the Company to a later date, and (ii) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum.

4.2           No Redemption. Such Company Shareholder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Company Shareholder shall not elect to cause the Company to redeem any Subject Shares now or at any time legally or beneficially owned by such Company Shareholder, or submit or surrender any of its Subject Shares for redemption, in connection with the Mergers.

4.3           New Shares. In the event that prior to the Closing (i) any Pre-Recapitalization Company Shares, Company Ordinary Shares or other securities are issued or otherwise distributed to a Company Shareholder pursuant to any stock dividend or distribution, or any change in any of the Pre-Recapitalization Company Shares, Company Ordinary Shares or other share capital of the Company by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, including any shares received pursuant to the Share Split, (ii) a Company Shareholder acquires legal or beneficial ownership of any Pre-Recapitalization Company Shares or Company Ordinary Shares after the date of this Agreement, including upon exercise of options, settlement or restricted share units or capitalization of working capital loans, or (iii) a Company Shareholder acquires the right to vote or share in the voting of any Pre-Recapitalization Company Share or Company Ordinary Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

Article V
Certain Other Covenants of Company Shareholders

5.1           Investment Agreements.

(a)           With respect to each Investment Agreement, the Company Shareholders and the Company hereby agree that from the date hereof until the earlier of (x) termination of this Agreement and (y) termination of such Investment Agreement pursuant to Section 5.1(b), none of them shall, or shall agree to, amend, modify or vary such Investment Agreement.

(b)           Each of the Company Shareholders and the Company hereby agrees that, in accordance with the terms thereof, (i) the Investment Agreements, (ii) any rights of such Company Shareholder under the Investment Agreements and (iii) any rights under any other agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the shareholders of the Company, shall be terminated effective as of the Closing, and thereupon shall be of no further force or effect, without any further action on the part of any of the Company Shareholders or the Company, and neither the Company, the Company Shareholders, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations thereunder.

5.2           Confidentiality. Each Company Shareholder shall be bound by and comply with Sections 12.10 and 12.13 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in such section) as if (a) such Company Shareholder was an original signatory to the Merger Agreement with respect to such provision, and (b) each reference to “Affiliates” contained in Section 1.01 of the Merger Agreement also referred to such Company Shareholder.

5.3           Consent to Disclosure. Each Company Shareholder consents to and authorizes the Company or TDAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or TDAC, as applicable, reasonably determines to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Merger Agreement or this Agreement, such Company Shareholder’s identity and shareholding in the Company, the existence of this Agreement and the nature of such Company Shareholder’s commitments and obligations under this Agreement, and each Company Shareholder acknowledges that the Company or TDAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange to promptly give the Company or TDAC, as applicable, any information that is in its possession that the Company or TDAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and each Company Shareholder agrees to promptly notify the Company and TDAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Company Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

Article VI
General Provisions

6.1           Termination. This Agreement shall be effective from the date hereof and shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of (a) as to a Company Shareholder, the mutual written consent of the Company, such Company Shareholder and TDAC, (b) the termination of the Merger Agreement in accordance with its terms and (c) the Closing, provided that, in the event that the Merger Agreement is not terminated pursuant to its terms prior to the Closing, Article I through Article IV shall terminate upon the Closing but Article V shall survive indefinitely. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Upon the termination of this Agreement (or any portion thereof), this Article VI shall survive indefinitely.

6.2           Capacity as a Company Shareholder. Each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in such Company Shareholder’s capacity as a director or officer of the Company, if applicable.

6.3           Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day) to the Company and TDAC in accordance with Section 12.03 of the Merger Agreement and to each Company Shareholder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.4           Entire Agreement; Amendment. This Agreement (together with the Schedules and Exhibits to this Agreement) constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6.5           Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Subject Shares in accordance with the terms of this Agreement, the transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 6.5 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Pre-Recapitalization Company Shares or Company Ordinary Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

6.6           Rights of Third Parties. The parties hereto hereby agree that their respective representations and warranties set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement, including, without limitation, the right to rely upon the accuracy or completeness of the representations and warranties set forth herein.

6.7           Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any dispute, controversy, difference, or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. The arbitration proceedings shall be conducted in English. The law of this arbitration clause shall be Hong Kong law. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. For the avoidance of doubt, a request by a party hereto to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments, injunctions, or other equitable relief, shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate in this Section 6.7.

6.8           Enforcement. Each of the parties hereto agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 6.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not allege, and each party hereby waives the defense, that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.8 shall not be required to provide any bond or other security in connection with any such injunction.

6.9           Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PROLOGIUM HOLDING INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

TRANSLATIONAL DEVELOPMENT ACQUISITION CORP.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

[COMPANY SHAREHOLDER]

By:
Name:
Title:

[Signature Page to Voting Agreement]